                                                                  EXHIBIT (i)(i)
                                FOLEY & LARDNER
                               ATTORNEYS AT LAW


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                                                            CLIENT/MATTER NUMBER
                                                                     303150/0001




                                 April 2, 2001



Metropolitan Series Fund, Inc.
One Madison Avenue
New York, NY 10010

     Re:  Opinion and Consent of Counsel
          ------------------------------

Executives:

  This opinion is given in connection with the filing with the Securities and Exchange Commission ("SEC") by Metropolitan Series Fund, Inc., a Maryland corporation (the "Fund"), of Post-Effective Amendment No. 30 under the Securities Act of 1933 ("1933 Act") and Amendment No. 31 under the Investment Company Act of 1940 ("1940 Act") to the Fund's Registration Statement on Form N-1A (File Nos. 2-80751 and 811-3618, the "Registration Statement"), relating to an indefinite number of the Fund's three billion authorized shares of capital stock, par value $.01 per share. By Articles Supplementary filed with the State of Maryland on March 1, 2001, the Fund's three billion authorized shares have most recently been classified and/or reclassified as follows:

                        Class                              Issued and       Unissued Shares of     Unissued Shares
                                                        Unissued Shares      Authorized Stock    of Authorized Stock
                                                         of Authorized           Class B               Class E
                                                         Stock Class A
State Street Research Money Market Portfolio                   75,000,000            25,000,000            25,000,000
State Street Research Income Portfolio                         75,000,000            25,000,000            25,000,000
State Street Research Growth Portfolio                        150,000,000            25,000,000            25,000,000
State Street Research Diversified Portfolio                   175,000,000            25,000,000            25,000,000
GNMA Portfolio                                                100,000,000                 - 0 -                 - 0 -
Putnam International Stock Portfolio                           75,000,000            25,000,000            25,000,000
State Street Research Aggressive Growth Portfolio              75,000,000            25,000,000            25,000,000
Equity Income Portfolio                                       100,000,000                 - 0 -                 - 0 -

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[RUNNING LETTERHEAD OF FOLEY & LARDNER]

Metropolitan Series Fund, Inc.
April 2, 2001
Page 2


Scudder Global Equity Portfolio                                50,000,000            25,000,000            25,000,000
T. Rowe Price Small Cap Growth Portfolio                       50,000,000            25,000,000            25,000,000
Loomis Sayles High Yield Bond Portfolio                        50,000,000            25,000,000            25,000,000
T. Rowe Price Large Cap Growth Portfolio                       50,000,000            25,000,000            25,000,000
Harris Oakmark Large Cap Value Portfolio                       50,000,000            25,000,000            25,000,000
Neuberger Berman Partners Mid Cap Value Portfolio              50,000,000            25,000,000            25,000,000
State Street Research Aurora Small Cap Value
 Portfolio                                                     50,000,000            25,000,000            25,000,000
Putnam Large Cap Growth Portfolio                              50,000,000            25,000,000            25,000,000
Janus Growth Portfolio                                         50,000,000            25,000,000            25,000,000
Franklin Templeton Small Cap Growth Portfolio                  50,000,000            25,000,000            25,000,000

Class                                                      Issued and      Issued and Unissued    Unissued Shares of
                                                        Unissued Shares         Shares of          Authorized Stock
                                                         of Authorized       Authorized Stock          Class E
                                                         Stock Class A           Class B
MetLife Stock Index Portfolio                                 150,000,000            25,000,000            25,000,000
Janus Mid Cap Portfolio                                       150,000,000            25,000,000            25,000,000
Russell 2000 Index Portfolio                                   50,000,000            25,000,000            25,000,000
Morgan Stanley EAFE Index Portfolio                            50,000,000            25,000,000            25,000,000
MetLife Mid Cap Stock Index Portfolio                          50,000,000            25,000,000            25,000,000
Lehman Brothers Aggregate Bond Index Portfolio                 50,000,000            25,000,000            25,000,000

  The Fund's authorized shares of capital stock relating to these Portfolios are hereinafter referred to collectively as the "Shares."

  We have examined the following: the Fund's Articles of Incorporation, dated November 23, 1982, and its various Articles of Amendment, Articles of Correction, and Articles Supplementary, dated May 19, 1983, December 1, 1983, October 22, 1984, May 16, 1986, October 6, 1987, January 27, 1988, January 25,
1990, August 3, 1990, December 17, 1996, July 30, 1997, September 9, 1998,
October 6, 1998, February 2, 1999, January 24, 2000, February 7, 2000, November 2, 2000 and March 1, 2001; the Fund's By-Laws, as amended January 27, 1988 and April 24, 1997; the certification of the Fund's Secretary of Board of Directors' resolutions adopted by the Board of Directors on February 6, 2001, authorizing the creation and classification of the Shares; the Notification of Registration on Form N-8A filed with the SEC under the 1940 Act on December 6, 1982; the Registration Statement as originally filed with the SEC under the 1933 Act and the 1940 Act on the same date, and the amendments thereto filed with the SEC, including Post-Effective Amendment No. 30 to the Registration Statement substantially in the form in which it is to be filed with the SEC; a current Certificate of Good Standing for the Fund issued by the State of Maryland; Fourth Addendum to the Distribution Agreement by and between Metropolitan Life Insurance Company and Metropolitan Series Fund, Inc.; Metropolitan Series Fund, Inc. Amended Plan

[RUNNING LETTERHEAD OF FOLEY & LARDNER]

Metropolitan Series Fund, Inc.
April 2, 2001
Page 3


Pursuant to Rule 18f-3 Under the Investment Company Act of 1940; Metropolitan Series Fund, Inc. Class B and Class E. Distribution Plan; Ninth Supplementary Stock Purchase Agreement between Metropolitan Life insurance Company and Metropolitan Series Fund, Inc.; pertinent provisions of the laws of Maryland; and such other records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

  Based on the foregoing examination, we are of the opinion that:

     1. The Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland; and

     2. The Shares to be offered for sale by the Fund, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully-paid, and non-assessable.

  This letter expresses our opinion as to the Maryland General Corporation Law, addressing matters such as due formation and, in effect, the authorization and issuance of shares of capital stock, but does not extend to the securities or "Blue Sky" laws of Maryland or to federal securities or other laws.

  We consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        FOLEY & LARDNER

                                        Foley & Lardner